Exhibit 99.3

SPECIAL MEETING OF STOCKHOLDERS OF READY CAPITAL CORPORATION February 28, 2019 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at - https://readycapital.com/ Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 00030003000000000000 8 022819 changes to the registered name(s) on the account may not be submitted via Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1 AND "FOR" PROPOSAL 2. IF NO DIRECTION IS MADE, SUCH PROXY WILL BE VOTED "FOR" PROPOSAL 1 AND "FOR" PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x FOR AGAINST ABSTAIN 1. To consider and vote on a proposal to approve the issuance of shares of common stock, par value $0.0001 per share, of Ready Capital Corporation pursuant to the Agreement and Plan of Merger, dated as of November 7, 2018, by and among Ready Capital Corporation, ReadyCap Merger Sub, LLC and Owens Realty Mortgage, Inc., as it may be amended from time to time, a copy of which is attached as Annex A to the joint proxy statement/prospectus accompanying this notice (the "Ready Capital Common Stock Issuance Proposal"). 2. To consider and vote on a proposal to adjourn the special meeting, if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes to approve the Ready Capital Common Stock Issuance Proposal. The undersigned acknowledges receiving, prior to execution of this proxy, a Notice of Special Meeting and a Proxy Statement and Prospectus, both dated January [ ], 2019. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that this method. Signature of Stockholder Date: Signature of StockholderDate:

SPECIAL MEETING OF STOCKHOLDERS OF

READY CAPITAL CORPORATION

March [ ], 2019

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Special Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at - https://readycapital.com/

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

00030003000000000000 8 022819

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1 AND "FOR" PROPOSAL 2.
IF NO DIRECTION IS MADE, SUCH PROXY WILL BE VOTED "FOR" PROPOSAL 1 AND "FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	FOR	AGAINST	ABSTAIN
1. To consider and vote on a proposal to approve the issuance of shares of common stock, par value $0.0001 per share, of Ready Capital Corporation pursuant to the Agreement and Plan of Merger, dated as of November 7, 2018, by and among Ready Capital Corporation, ReadyCap Merger Sub, LLC and Owens Realty Mortgage, Inc., as it may be amended from time to time, a copy of which is attached as Annex A to the joint proxy statement/prospectus accompanying this notice (the "Ready Capital Common Stock Issuance Proposal").	☐	☐	☐
2. To consider and vote on a proposal to adjourn the special meeting, if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes to approve the Ready Capital Common Stock Issuance Proposal.	☐	☐	☐

The undersigned acknowledges receiving, prior to execution of this proxy, a Notice of Special Meeting and a Proxy Statement and Prospectus, both dated January [ ], 2019.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ______ Signature of Stockholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

- 0 READY CAPITAL CORPORATION Special Meeting of Stockholders February 28, 2019 9:00AM Eastern Time This Proxy is solicited by the Board of Directors The undersigned hereby authorizes and appoints Thomas E. Capasse and Thomas Buttacavoli, and each of them as proxies, for the undersigned with full power of substitution in each of them, to attend the Special Meeting of Stockholders to be held at the offices of Clifford Chance US LLP, located at 31 West 52nd Street, New York, New York 10019, on Thursday, February 28, 2019, at 9:00 a.m. Eastern time, to cast, on behalf of the undersigned, all votes that the undersigned is entitled to cast, and otherwise to represent the undersigned, at the Special Meeting and all postponements and adjournments thereof, with all power possessed by the undersigned as if personally present at the Special Meeting. The votes entitled to be cast by the undersigned will be cast in the manner directed herein by the undersigned stockholder. If no direction is made, the votes entitled to be case by the undersigned will be cast "FOR" Proposal 1 and "FOR" Proposal 2. This proxy is revocable. By signing and dating the reverse side of this card, you authorize the proxies to cast all votes you are entitled to cast at the Special Meeting as marked, or if not marked, to vote "FOR" Proposal 1 and "FOR" Proposal 2, and to use their discretion to vote for any procedural matter as may properly come before the Special Meeting or any adjournment or postponement thereof. If you do not intend to personally attend the Special Meeting, please complete and return this card at once in the enclosed envelope. The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledges receipt of the notice and joint proxy statement relating to the Special Meeting. All votes must be received by 11:59 P.M., Eastern Time, February 27, 2019. (Continued and to be signed on the reverse side.) 14475 1.1